SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 6, 2005 (March 1, 2005)

HUDSON'S GRILL INTERNATIONAL, INC.

(Exact name of Registrant as specified in its Charter)

Texas

(State or other jurisdiction of incorporation)

333-94797

(Commission or File Number)

75-2738727

(IRS Employer Identification Number)

16970 Dallas Parkway, Suite 402, Dallas, Texas 75248

(Address of Principal Executive Offices)

Issuer's telephone number, including area code:

(972) 931-9237

Section 8 - Other Events

Item 8.01 Other Events.

Hudson's Grill International, Inc. (the "Company"), a Texas corporation based in Dallas, Texas, reports that on May 3, 2005, SYH Asbury, LLC, an Iowa limited liability company and franchisee of the Company, opened a Hudson's Grill restaurant in Dubuque, Iowa. The restaurant is located in Asbury Plaza, a new shopping development. SYH Asbury LLC is associated with Susan Heim and her family, who are the principals involved in franchisee. The initial franchisee fee received by the Company in 2004 will be recognized as income in the second quarter of 2005.

Separately, the Company also announced that in February 2005 it amended its consulting agreement with Mr. Jim Stabile, effective September 2004. Except for several minor exclusions, Mr. Stabile's compensation will be one-fourth of the royalty fees paid by franchises in existence as of September 1, 2004, and one-third of the royalty fees paid by franchises opened after September 1, 2004. Mr. Stabile also receives $12,500 for each store that he trains and helps to open. These fees apply only to franchises that have been assigned to Mr. Stabile, which currently consist of the franchises in Iowa, Michigan and Wisconsin.

Section 9 - Financial Statements and Exhibits

Item 9.01(c) Exhibits.

1. Press Release dated May 6, 2005, regarding the opening of a Hudson's Grill restaurant by SYH Asbury, LLC.

2. Consulting Agreement with Mr. Jim Stabile, effective September 2004.

3. Amendment to Consulting Agreement with Mr. Jim Stabile, effective September 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 6, 2005

HUDSON'S GRILL INTERNATIONAL, INC. s/s Robert W. Fischer Robert W. Fischer, Director

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